Exhibit 99.1

FUTURE VISION II ACQUISITION CORP. PROXY FOR THE EXTRAORDINARY

GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [x], 2025

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Future Vision II Acquisition Corp., a Cayman Islands exempted company (“Future Vision II”), hereby appoints Danhua Xu and Caihong Chen, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the ordinary shares of Future Vision II held of record by the undersigned on [x], 2025, at the Extraordinary General Meeting of Shareholders to be held virtually via live webcast at [www://] on [Date], 2025, at [x] Eastern Time, and at any adjournment or postponement thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS LISTED BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

PROPOSALS:

1.	The Business Combination Proposal: To approve, as an ordinary resolution, the Merger Agreement dated November 28, 2024 (as amended), by and among Future Vision II, Future Vision II Acquisition Merger Subsidiary Corp., and VIWO Technology Inc., and the transactions contemplated thereby (the “Business Combination”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	The Name Change Proposal: To approve, as a special resolution, (i) the change of name by Future Vision II from “Future Vision II Acquisition Corp.” to “VIWO Inc.” upon the consummation of the Business Combination, subject to and conditional upon the necessary approval of the Registrar of Companies of the Cayman Islands, (ii) clause 1 of the current memorandum of association of Future Vision II be deleted in its entirety and replaced with the following new clause 1 “The name of the Company is “VIWO Inc.”.” to reflect the change of name and (iii) the registered office provider and directors of Future Vision II be authorized to undertake all such matters and actions, as may be required to give effect to this resolution.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The Nasdaq Proposal: To approve, as an ordinary resolution, for the purposes of complying with Nasdaq Rule 5635, the issuance of Future Vision II ordinary shares in connection with the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	The Charter Amendment Proposal: To approve, as a special resolution, the adoption of the amended and restated memorandum and articles of association, substantially in the form attached to the accompanying proxy statement/prospectus as Annex B, in substitution for and to the exclusion of, the existing memorandum and articles of association of Future Vision II, effective from the completion of the Business Combination to reflect the Name Change Proposal and remove or amend those provisions which terminate or otherwise cease to be applicable following the consummation of the Business Combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	The Director Election Proposal: To approve, as an ordinary resolution, the election of the following five individuals to serve as directors of post-Business Combination Future Vision II (to be named VIWO Inc.) effective upon the consummation of the Business Combination: Fidel Yang, Eric Wu, Jrang Teen, Shuding Zeng, and Zhengcai Liu.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (Write nominee names below):

6.	The Adjournment Proposal: To approve, as an ordinary resolution, the adjournment of the Extraordinary General Meeting, if necessary or advisable, in the event Future Vision II does not receive the requisite shareholder vote to approve one or more proposals presented to shareholders for vote.

☐ FOR	☐ AGAINST	☐ ABSTAIN

REDEMPTION OF PUBLIC SHARES

Holders of public shares must exercise redemption rights by properly demanding redemption AND delivering their shares (either physically or electronically) to the Transfer Agent, Transhare Corporation, at least two business days prior to the Extraordinary General Meeting.

☐ Check here if you wish to redeem your public shares for cash in connection with the Business Combination.

(Note: Checking this box does NOT constitute a formal redemption request. You must follow the procedures outlined in the Proxy Statement/Prospectus.)

Signature(s):

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature Date:

Signature (if held jointly) Date:

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice of Meeting and the Proxy Statement/Prospectus are available via EDGAR.

You may obtain a copy of the Proxy Statement/Prospectus free of charge by contacting Future Vision II Acquisition Corp. at Xiandai Tongxin Building, 201 Xin Jinqiao Road, Rm 302, Pudong New District, Shanghai, China, Attn: Chief Financial Officer, Telephone: +86 136 0300 0540, or by contacting the Company’s proxy solicitor, Transhare Corporation, at 17755 North US Highway 19, Suite 140, Clearwater, FL 33764.

Please sign, date, and return this Proxy Card promptly using the enclosed envelope.

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